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                              ARTICLES OF AMENDMENT

                                       OF

                     HARBOR AMERICAN HEALTH CARE TRUST, INC.


        Harbor American Health Care Trust, Inc., a Maryland corporation (the "Corporation"), having its principal office in Baltimore City, Baltimore, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

        FIRST: The charter of the Corporation is hereby amended by striking out
Article II of the Articles of Incorporation, as heretofore amended and restated, and inserting in lieu thereof the following:

                                   ARTICLE II

                    The name of the Corporation is HEALTHCARE

                    INVESTORS OF AMERICA, INC.

        SECOND: The board of directors of the Corporation on October 25, 1996, duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that said amendment of the charter as proposed was advisable and directing that it be submitted for action thereon by the stockholders of the Corporation at an annual meeting to be held on December 18, 1996.

        THIRD: Notice setting forth a summary of the changes to be effected by said amendment of the charter and stating a purpose of the meeting of the stockholders would be to take action thereon, was given, as required by law, to all stockholders entitled to vote thereon. The amendment of the charter of the Corporation as hereinabove set forth was approved by the

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stockholders of the Corporation at said meeting by the affirmative vote of two-thirds of all of the votes entitled to be cast thereon.

        FOURTH: The amendment of the charter of the Corporation hereinabove set forth has been duly advised by the board of directors and approved by the stockholders of the Corporation.

        FIFTH: the articles of amendment shall become effective upon the filing of these articles of amendment.

        IN WITNESS WHEREOF, Harbor American Health Care Trust, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on the 24th day of December, 1996.

                                       HARBOR AMERICAN HEALTH CARE TRUST, INC.


                                       By: /s/ Thomas M. Clarke

                                          ------------------------------
                                           Thomas M. Clarke, President

Witness:


/s/ Linda M. Clarke

---------------------------
Linda M. Clarke, Secretary

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        THE UNDERSIGNED, President of Harbor American Health Care Trust, Inc.,
who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                            /s/ Thomas M. Clarke

                                          ------------------------------
                                           Thomas M. Clarke, President